As filed with the Securities and Exchange Commission on August 28, 2020

Registration No. 333-225758

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL INDEMNITY GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	85-2619578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004 USA

(610) 664-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GBLI HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	20-0184863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004 USA

(610) 664-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas M. McGeehan

Chief Financial Officer

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004 USA

(610) 664-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Eisman

Dwight S. Yoo

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Telephone: (213) 687-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)(2)	Proposed maximum offering price per unit(2)(3)	Proposed maximum aggregate offering price(1)(2)	Amount of Registration Fee
Global Indemnity Group, LLC:
Class A common shares, no par value
Class B common shares, no par value
Preferred shares, no par value
Depositary shares
Debt securities(5)
Warrants to purchase common shares or preferred shares
Warrants to purchase debt securities(5)
Stock purchase contracts
Stock purchase units
GBLI Holdings, LLC:
Debt securities(5)
Total	(4)	(4)	(4)	(4)

(1)	Any securities registered under this registration statement may be sold separately, together or as units with other offered securities.
(2)

Not specified as to each class of securities to be registered. Such amount represents the principal amount of any debt securities issued at their principal amount, the issue price (rather than the principal amount) of any debt securities issued at an original issue discount, the liquidation preference (or, if different, the issue price) of any preferred shares, the issue price of any common shares or warrants and the exercise price of any warrants or convertible securities, as applicable.

(3)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities.
(4)

No additional securities are to be registered, and the registration fee was paid upon filing of the original Registration Statement on Form S-3 (File No. 333-225758). Therefore, pursuant to Rule 457(p), no further registration fee is required.

(5)	Debt securities issued by Global Indemnity Group, LLC will be co-issued by GBLI Holdings, LLC and no separate consideration will be received for debt securities issued by GBLI Holdings, LLC.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to Registration Statement No. 333-225758 on Form S-3 (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Global Indemnity Group, LLC, a Delaware limited liability company (“GI-Delaware”), as successor issuer to Global Indemnity Limited, a Cayman Islands exempted company (“GI-Cayman”). On August 28, 2020 at 12:01 a.m. (Eastern time) (the “Effective Time”), the scheme of arrangement (the “Scheme of Arrangement”) involving GI-Cayman and GI-Delaware (as described in GI-Cayman’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2020 relating to the special scheme meeting and the extraordinary general meeting of the holders of Global Indemnity Limited A ordinary shares and B ordinary shares held on August 25, 2020) became effective.

Upon effectiveness of the Scheme of Arrangement, (i) GI-Cayman merged with and into New CayCo, a newly formed and wholly-owned subsidiary of GI-Delaware incorporated in the Cayman Islands as an exempted company with limited liability (“New CayCo”), following which, New CayCo survived the merger (the “Amalgamation”); (ii) in consideration for the Amalgamation, GI-Delaware issued common shares of GI-Delaware to the shareholders of record of GI-Cayman as of 5:00 p.m. (Eastern Time) on August 27, 2020 on the following basis: for each A ordinary share of GI-Cayman (“GI-Cayman A Ordinary Share”) cancelled, one class A common share of GI-Delaware (“GI-Delaware Class A Share”) was issued; and for each B ordinary share of GI-Cayman (“GI-Cayman B Ordinary Share”) cancelled, one class B common share of GI-Delaware (“GI-Delaware Class B Share”) was issued; and (iii) pursuant to the Scheme of Arrangement and as part of the Amalgamation, GI-Cayman was dissolved.

As a result of the Scheme of Arrangement, (i) each holder of GI-Cayman A Ordinary Shares received one GI-Delaware Class A Share for each GI-Cayman A Ordinary Share owned by such holder, (ii) each holder of GI-Cayman B Ordinary Shares received one GI-Delaware Class B Share for each GI-Cayman B Ordinary Share owned by such holder and (iii) each of the preferred shares of GI-Delaware issued and outstanding immediately prior to the effective time of New CayCo’s merger into GI-Delaware (“New CayCo Merger”) shall continue to exist as shares of GI-Delaware, the surviving entity, following the New CayCo Merger.

This Post-Effective Amendment pertains to the adoption by GI-Delaware and GBLI Holdings, LLC of the Registration Statement. GI-Delaware and GBLI Holdings, LLC hereby expressly adopt the Registration Statement as their own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROSPECTUS

$500,000,000

GLOBAL INDEMNITY GROUP, LLC

Class A Common Shares, Class B Common Shares,

Preferred Shares, Depositary Shares, Debt Securities,

Warrants to Purchase Class A Common Shares,

Warrants to Purchase Preferred Shares,

Warrants to Purchase Debt Securities, Stock Purchase Contracts and

Stock Purchase Units

GLOBAL INDEMNITY GROUP, LLC

GBLI HOLDINGS, LLC

Debt Securities

Global Indemnity Group, LLC (“GI-Delaware”) and/or GBLI Holdings, LLC., a wholly-owned subsidiary of GI-Delaware (“GBLI Holdings”), may offer and sell from time to time the securities described in this prospectus. We may offer these securities separately or together in any combination and as separate series. This prospectus provides you with a general description of the securities we may offer. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Our class A common shares are traded on the Nasdaq Global Select Market under the symbol “GBLI.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated herein by reference.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

Neither the SEC nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2020.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless the context requires otherwise, (1) “GI-Delaware,” the “Company,” “we,” “us” and “our” refer to Global Indemnity Group, LLC, a Delaware limited liability company, together with its consolidated subsidiaries, including GBLI Holdings, LLC, (2) references to “GBLI Holdings” refer to GBLI Holdings, LLC, (3) references to “dollars” and “$” are to United States currency, and (4) the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

i

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that GI-Delaware and GBLI Holdings filed with the SEC, utilizing a “shelf” registration process, relating to up to a total initial offering price of $500,000,000 of (i) the class A common shares (the “Class A Common Shares”), class B common shares (the “Class B Common Shares”), preferred shares, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units described in this prospectus of GI-Delaware and (ii) the debt securities of GBLI Holdings. This prospectus provides you with a general description of the securities that GI-Delaware and/or GBLI Holdings may offer.

This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the securities that may be offered under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•

were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments and therefore may no longer be accurate.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and the documents incorporated by reference herein may include forward-looking statements (including within the meaning of Section 21E of the Exchange Act, as amended, and Section 27A of the Securities Act), in particular, statements about our expectations regarding the redomestication of Global Indemnity group of companies from the Cayman Islands to Delaware pursuant to the Scheme of Arrangement. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, as well as assumptions made by, and information currently available to, the Company’s management, current market trends and market conditions, all of which involve risk and uncertainty, and many of which are outside the Company’s and management’s control. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “potential,” “aim” and similar expressions are used to identify these forward-looking statements.

Particular factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to realize the expected benefits from the redomestication, the occurrence of difficulties or material timing delays in connection with the redomestication, including any material delays related to the ongoing coronavirus (COVID-19) pandemic, any unanticipated costs in connection with the redomestication, any delays, challenges and expenses associated with receiving governmental and regulatory approvals and changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in the Cayman Islands, Bermuda, the United States and other jurisdictions following the redomestication.

The foregoing factors are in addition to those factors discussed elsewhere in this prospectus, as well as those in the documents that we incorporate by reference into this prospectus (including, without limitation, the “Risk Factors” sections of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the SEC prior to the date of this prospectus). You may obtain copies of these documents as described under the heading “Where You Can Find Additional Information.”

Except as required under U.S. federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future developments, changes in assumptions or otherwise.

GLOBAL INDEMNITY GROUP, LLC

GI-Delaware, through its subsidiaries, is one of the leading specialty property and casualty insurers in the industry, provides its insurance products across a distribution network that includes binding authority, program, brokerage, and reinsurance. GI-Delaware is a holding company formed on June 23, 2020 under the laws of the State of Delaware. On August 28, 2020, GI-Delaware replaced Global Indemnity Limited (“GI-Cayman”) as the ultimate parent company pursuant to a Scheme of Arrangement whereby each of GI-Cayman’s A Ordinary Shares were cancelled and replaced with one Class A Common Share of GI-Delaware on a one for one basis and each B Ordinary Share of GI-Cayman was cancelled and replaced with one Class B Common Share of GI-Delaware on a one for one basis. Our common shares are publicly traded on the Nasdaq Global Select Market under the trading symbol “GBLI.”

Subsequent to the completion of the redomestication, certain of our subsidiaries, including New CayCo, a Cayman Islands exempted company, were placed into liquidation, liquidated, or merged out of existence. In addition, substantially all of the assets of these companies, including intellectual property, were transferred to GI-Delaware.

Also, in connection with the effectiveness of the Scheme of Arrangement, GI-Delaware, among other things, assumed the outstanding awards that had previously been granted by GI-Cayman under GI-Cayman’s share incentive plans, as amended. These assumed awards have been adjusted to cover GI-Delaware Class A Shares, rather than GI-Cayman A Ordinary Shares, on a one-for-one basis.

GBLI Holdings (formerly known as Global Indemnity Group, Inc.) was incorporated in the State of Delaware in 2003 and is an indirect wholly-owned subsidiary of GI-Delaware.

We manage our business through four business segments:

(i) Commercial Specialty, Specialty Property, Farm, Ranch, & Stable, and Reinsurance Operations. Our Commercial Specialty segment offers specialty property and casualty insurance products in the excess and surplus lines marketplace. We manage Commercial Specialty by differentiating them into four product classifications: 1) Penn-America, which markets property and general liability products to small commercial businesses through a select network of wholesale general agents with specific binding authority; 2) United National, which markets insurance products for targeted insured segments, including specialty products, such as property, general liability, and professional lines through program administrators with specific binding authority; 3) Diamond State, which markets property, casualty, and professional lines products, which are developed by the Company’s underwriting department by individuals with expertise in those lines of business, through wholesale brokers and also markets through program administrators having specific binding authority; and 4) Vacant Express, which primarily insures dwellings which are currently vacant, undergoing renovation, or are under construction and is marketed through aggregators, brokers, and retail agents. These product classifications comprise the our Commercial Specialty business segment and are not considered individual business segments because each product has similar economic characteristics, distribution, and coverage.

(ii) Specialty Property Operations. Our Specialty Property segment offers specialty personal lines property and casualty insurance products through general and specialty agents with specific binding authority on an admitted basis.

(iii) Farm, Ranch, & Stable Operations. Our Farm, Ranch, & Stable segment provides specialized property and casualty coverage including Commercial Farm Auto and Excess/Umbrella Coverage for the agriculture industry as well as specialized insurance products for the equine mortality and equine major medical industry on an admitted basis. These insurance products are sold through wholesalers and retail agents, with a selected number having specific binding authority. Collectively, our insurance subsidiaries are licensed in all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. The Commercial Specialty, Specialty Property, and Farm, Ranch, & Stable segments comprise our Insurance Operations.

(iv) Reinsurance Operations. Our Reinsurance Operations provide facultative and treaty reinsurance of specialty property and casualty insurance and reinsurance companies. Our Reinsurance Operations segment provides reinsurance solutions through brokers and primary writers including insurance and reinsurance companies.

We are incorporated in the State of Delaware as a limited liability company and our principal executive offices are located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, Attn: Thomas M. McGeehan. Our telephone number is (610) 664-1500 and our website address is www.global-indemnity.com. The information contained on our website is not incorporated by reference into this prospectus.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves various risks. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2019, in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and in the Scheme Proxy Statement, each filed by GI-Cayman (as predecessor registrant to GI-Delaware) and any future filings made by GI-Delaware pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of offerings pursuant to the Registration Statement. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. See “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, the financing for acquisitions, repurchases of common shares, repayment of indebtedness, and expansion of the net underwriting capacity of our insurance subsidiaries. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary. This summary is subject to the Delaware Limited Liability Company Act (the “DLLCA”) and to the complete text of GI-Delaware’s LLC Agreement, which is incorporated herein by reference. See “Where You Can Find More Information.” We encourage you to read those laws and documents carefully.

Capital Structure

Authorized Share Capital

Our authorized share capital consists of 600,000,000 shares of Class A Common Shares, 300,000,000 shares of Class B Common Shares and 100,000,000 preferred shares.

Issued Share Capital

Upon the effectiveness of the Scheme on August 28, 2020, our issued share capital consisted of 10,213,782 shares of Class A Common Shares, 4,133,366 shares of Class B Common Shares and 4,000 outstanding preferred shares.

The rights and restrictions to which the common shares are subject are prescribed in our second amended and restated limited liability company agreement (our “LLC Agreement”). Our LLC Agreement entitles our board of directors (the “Board”), without shareholder approval, to determine the terms of the preferred shares issued by us. Our Board is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other series of preferred shares and to establish the characteristics of each series, including the voting powers and such distinctive designations, preferences and relative, participating, optional or other special rights, powers and duties and such qualifications, limitations or restrictions thereof not inconsistent with applicable law.

Share Warrants and Share Options

Our LLC Agreement provides that the Board is authorized to grant, upon such term as the Board deems advisable and without the consent or approval of the holders of any class or series of shares, options to purchase (or commitments to issue at a future date) our shares of any class or series, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued.

We are subject to the rules of Nasdaq requiring shareholder approval of certain share issuances.

Dividends

Our LLC Agreement provides that distributions may be declared by the Company out of the Company’s assets legally available therefor only when, as and if determined by the Board.

No distribution may be declared or paid on our Class A Common Shares or Class B Common Shares unless a like distribution of cash or such other assets shall also be concurrently declared or paid, as the case may be, on the Class B Common Shares or the Class A Common Shares, respectively, in an equal amount per share, and such distribution shall be paid to the holder of Class A Common Shares and Class B Common Shares on a pro rata basis.

The Board is also authorized to issue shares in the future with preferred rights to participate in distributions declared by us. The holders of such preference shares may, depending on their terms, rank senior to the holders of our common shares with respect to distributions.

Share Repurchases, Redemptions and Conversions

Repurchases and Redemptions

Our LLC Agreement allows for the conversion of Class B Common Shares to Class A Common Shares if the holder of Class B Common Shares (the Holder) wishes to effect such a conversion. The Holder shall deliver notice of such conversion to the Company and such conversion shall be deemed to have been effected immediately prior to the close of business on the date of the Company’s receipt of such notice unless a future conversion date is set forth in such notice. Immediately upon such conversion, the converting Holder shall cease to have any rights in, to or with respect to, the Class B Common Shares so converted (including the right to receive distributions payable on such Class B Common Shares and shall be treated for all purposes as the record holder of the Class A Common Shares issued upon such conversion.

Our LLC Agreement allows us to purchase shares of any class or series from such holders, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of (i) the same number of shares of such class or series from another holder or (ii) the same number of shares of another class or series, and as otherwise permitted by law.

If the Board determines that any shareholder’s ownership of any class or series of shares of the Company would result in an Adverse Consequence (as defined in the LLC Agreement), our LLC Agreement grants us the option, but not the obligation, to redeem, repurchase or assign to a third party the right to purchase the minimum number of shares held by such shareholder that is necessary to eliminate such Adverse Consequence.

The Board has the authority to issue other preference or other classes or series of shares that may be redeemed at the option of either us or the holder, depending on the terms of such shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on preference shares.

Consolidation and Division; Subdivision

Pursuant to the provisions of our LLC Agreement, we may by ordinary resolution make a pro rata distribution of shares of any class or series to all record holders of such class or series, or may effect a split, subdivision or combination of any class or series of shares. In the case of any such distribution, split, subdivision or combination of Class A Common Shares or Class B Common Shares, the Class B Common Shares or Class A Common Shares, respectively, shall also be distributed, split, subdivided or combined so that the number of shares of Class A Common Shares and Class B Common Shares outstanding immediately following such event shall bear the same relationship to each other as did they did immediately prior to such event such that each shareholder shall have the same proportionate interest in the Company as before such event.

Reduction of Share Capital

Pursuant to the provisions of our LLC Agreement, and unless otherwise provided in the applicable certificate of designations, the Board may at any time increase or decrease the amount of shares of any class or series, but not below the number of shares of such class or series then outstanding.

Voting

Our LLC Agreement provides that, at a general meeting votes will be taken on a poll and every shareholder shall have one vote for each share of Class A Common Shares and ten votes for each share of Class B Common Shares that he or she holds as of the record date for the meeting.

All votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with our LLC Agreement. Our LLC Agreement provides that the Board may permit the appointment of proxies by the shareholders to be notified to us electronically.

In accordance with our LLC Agreement, the Board may from time to time cause us to issue preference or other classes or series of shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share than our common shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).

Except where a greater majority is required by Delaware law or our LLC Agreement, any question proposed for consideration at any of our quorate general meetings or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting.

Inspection of Books and Records

Our LLC Agreement provides that our shareholders’ rights to information shall be limited to such information as shall be included in reports and other documents we file with the SEC from time to time, and such tax information (if any) we are required to provide to our shareholders. No shareholder shall have any right to obtain or access any other information, including any books and records, of the Company.

Appraisal Rights

In no event shall shareholders be entitled to any appraisal rights, dissenters’ rights or similar rights, whether in connection with any merger, consolidation, division, sale of all or substantially all of the assets of the Company or the Company’s subsidiaries, or in connection with any other transaction or event.

Disclosure of Interests in Shares

In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of our common shares must comply with the reporting requirements under Regulation 13D-G of the Exchange Act.

Anti-Takeover Provisions

Shareholder Rights Plans and Share Issuances; Transfer Restriction

The Board has the power to issue any of our authorized and unissued shares on such terms and conditions as it may determine to be in our best interest. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of our common shares might believe to be in their best interest or in which holders of our common shares might receive a premium for their shares over the then-market price of the shares.

Corporate Governance

Our directors have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for our management (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and may be expected to have a more intimate understanding of the company’s day to day activities that would non-executive directors).

At common law, a director has a fiduciary duty to act in good faith in what the director considers to be the interests of the company, and of exercising due care and skill. In addition, directors are subject to statutory duties and duties under our LLC Agreement to ensure the maintenance of proper books of account, the maintenance of certain registers and the making of certain filings, as well as the disclosure of personal interests.

Particular duties also apply to directors of insolvent companies (for example, a director may be held to have breached his fiduciary duties where he is found to have conducted a company’s business while insolvent, without due regard to the interests of its creditors).

Liquidation; Rights upon Liquidation

We benefit from perpetual succession, meaning that we will continue our existence indefinitely unless dissolved or wound up by special resolution of the shareholders on a voluntary basis, or on application of a creditor to a court having jurisdiction.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our LLC Agreement or the terms of any shares issued by the Board from time to time. The holders of preference shares, if any, in particular, may have the right to priority over ordinary or other shareholders in a dissolution or winding up of us. If our LLC Agreement and terms of issue of our shares contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the capital paid-up, or credited as paid up, on the shares held at the commencement of the winding up. Our LLC Agreement provides that our common shares shareholders are entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution by the shareholders, but such rights by ordinary shareholders to participate may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.

No Share Certificates

We do not intend to issue share certificates unless certificates are required by law, any relevant stock exchange, recognized depository, or operator of any clearance or settlement system, or the terms of issue of any class or series of its shares.

Under our LLC Agreement, unless otherwise determined by the Board, all shares shall be uncertificated and no shareholder shall be entitled to a certificate for any or all of such shareholder’s shares. In the event that a share is represented by a certificate, no such certificate shall be valid for any purpose until it has been countersigned by, and registered on the books of, the transfer agent.

Stock Exchange Listing

Our Class A Common Shares are listed on Nasdaq under the symbol “GBLI.”

No Liability for Further Calls or Assessments

Pursuant to the provisions of our LLC Agreement, our Class A Common Shares shall represent validly issued, fully paid and non-assessable limited liability company interests in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the DLLCA.

Transfer and Registration of Shares

Our share register will be maintained by our transfer agent. Registration in this share register will be determinative of membership in us. Any of our shareholders who hold shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who will also hold such shares beneficially through the same depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of such shares.

Our LLC Agreement grants the Board general discretion to decline to register an instrument of transfer if the Board determines that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares, or their respective affiliates, would result from such transfer. The Board also may decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.

The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among GI-Delaware, a depositary selected by GI-Delaware and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

•	if all outstanding depositary shares have been redeemed;

•	if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of the Company and the distribution has been distributed to the owners; or

•	with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

The depositary will forward to owners all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth the material terms and provisions of the debt securities. The debt securities will be issued from time to time under an indenture to be entered into among the Company and GBLI Holdings, as co-obligors, and one or more financial institutions to be qualified under the Trust Indenture Act of 1939 to act as trustee (the “trustee”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part (as amended from time to time, the “indenture”). The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indenture and the debt securities and is qualified in its entirety by the provisions of the indenture. You should refer to the indenture and the form of debt security for complete information regarding the terms and provisions of the indenture and the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued. Debt securities may be issued under the indenture from time to time in one or more series. The indenture does not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which the Company, GBLI Holdings or their respective subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the debt securities will be the unsecured obligations of the Company and GBLI Holdings, on a joint and several basis, and will rank equally with all other unsecured and unsubordinated indebtedness of the Company and GBLI Holdings.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

•

the title of such debt securities, whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•

the price or prices (which may be expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

•	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

•

the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of common shares below certain levels for a minimum period of time);

•

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the indenture may be served;

•

the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

•

our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable prospectus supplement) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

•

if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•

whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

•

whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

•

whether and under what circumstances the Company and GBLI Holdings will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such debt securities rather than pay such additional amounts;

•	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

•

any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

•

whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the debt securities of the series;

•	a discussion of the material U.S. federal income tax considerations; and

•	any other terms of the series of debt securities and any additions to the indenture.

If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, the special U.S. federal income tax considerations applicable to such discounted securities will be described in the applicable prospectus supplement.

Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving us, including a highly leveraged transaction involving us or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Debt securities of each series will be issued only in registered form, without coupons, in minimum denominations of $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, payments of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. Payments of the principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of such global security.

Neither the Company, GBLI Holdings, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•

will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange, but the Company and GBLI Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. The Company or GBLI Holdings may act as registrar and may change any registrar without notice.

Certain Covenants

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Unless otherwise indicated in the applicable prospectus supplement, all debt securities will include the provision described below.

Neither the Company nor GBLI Holdings may (1) consolidate with or merge with or into any other person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into the Company or GBLI Holdings or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to the Company or GBLI Holdings unless:

•

in the case of (1) and (2) above, if the Company or GBLI Holdings, as the case may be, is not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of its other covenants under the indenture;

•

immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, will have occurred and be continuing; and

•

the Company and GBLI Holdings shall have delivered to the trustee an officers’ certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been satisfied.

Reporting by the Issuer

Under the indenture, the Company and GBLI Holdings will be required to file with the trustee, within 15 days after the Company and GBLI Holdings are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which the Company and GBLI Holdings may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If the Company and GBLI Holdings are not required to file information, documents or reports pursuant to either of said sections of the Exchange Act, then the Company and GBLI Holdings shall file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. The Company and GBLI Holdings also will be required to file with the trustee and the SEC such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the indenture as may be required from time to time under the rules and regulations of the SEC. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and GBLI Holdings’ compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officers’ certificate). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s and GBLI Holdings’ compliance with the covenants or with respect to any reports or other documents filed with the SEC or the SEC’s EDGAR system or any website under the indenture, or participate in any conference calls.

Ranking of Debt Securities

General

Because each of the Company and GBLI Holdings is a holding company, their rights and the rights of their respective creditors, including you, as a holder of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Company or GBLI Holdings, as applicable, is a creditor of the subsidiary. The right of creditors of the Company and GBLI Holdings, including you, to participate in the distribution of stock owned by the Company or GBLI Holdings, as applicable, in some of their subsidiaries, including their insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

Senior Debt Securities

The senior debt securities will be unsecured unsubordinated obligations of the Company and GBLI Holdings and will:

•	rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all indebtedness and mandatorily redeemable preferred stock of subsidiaries of the Company and GBLI Holdings.

Except as otherwise set forth in the indenture or specified in an authorizing resolution, officers’ certificate and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preference shares which may be issued by the Company, GBLI Holdings or their respective subsidiaries.

Subordinated Debt Securities

The subordinated debt securities will be unsecured subordinated obligations of the Company and GBLI Holdings. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, premium, if any, or interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all senior indebtedness of the Company and/or GBLI Holdings. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company, GBLI Holdings or their respective property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, any senior indebtedness, unless and until such default has been cured or waived or has ceased to exist or such senior indebtedness has been discharged or repaid in full, no payment of any kind or character shall be made by the Company and/or GBLI Holdings or any other person on the Company’s or GBLI Holdings’ behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and a representative for the respective issue of senior indebtedness gives written notice of the event of default to the trustee, then the Company may be subject to a blockage period, during which, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating such blockage period, neither the Company nor any other person on the Company’s behalf shall:

(1)	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2)	acquire any of the subordinated debt securities for cash, property or otherwise.

Unless otherwise provided in the applicable prospectus supplement, the terms of any subordinated debt securities will not restrict the amount of the Company’s, GBLI Holdings’ or their respective subsidiaries’ senior indebtedness or other indebtedness. As a result, in the event of the Company’s or GBLI Holdings’ insolvency, holders of the subordinated debt securities may recover ratably less than the Company’s or GBLI Holdings’ general creditors.

Discharge and Defeasance

Under the terms of the indenture, the Company and GBLI Holdings will be discharged from any and all obligations in respect of the debt securities of any series and the indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt security certificates or other title documents, maintain paying agencies and hold moneys for payment in trust) if:

•

all outstanding debt securities of such series are delivered to the trustee for cancellation and pay all sums payable by the Company and GBLI Holdings under such debt securities and the indenture with respect to such series; or

•

such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the Company or GBLI Holdings deposits with the trustee, in trust:

•

in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

•

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

In addition, unless the applicable prospectus supplement and authorizing resolution, officers’ certificate or supplemental indenture provide otherwise, the Company and GBLI Holdings may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants in the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

•

by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by the Company and GBLI Holdings under such debt securities and the indenture with respect to such series;

•	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over other creditors of the Company and GBLI Holdings; and

•	after giving notice to the trustee of the Company’s and GBLI Holdings’ intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent:

•	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

•

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

•

the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company and/or GBLI Holdings is a party or by which the Company and/or GBLI Holdings is bound;

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

•

the Company and GBLI Holdings have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the U.S. Internal Revenue Service received by us, a Revenue Ruling published by the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law.

If the Company and GBLI Holdings effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, then the U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

The Company, GBLI Holdings and the trustee may modify, amend and/or supplement the indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

•	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

•	change the currency of payment of principal of or interest on the debt securities;

•	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

•	in the case of any subordinated debt securities, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

•

modify or change any provision of the indenture or the related definitions affecting the ranking of the applicable series of senior debt securities in a manner which adversely affects the holders of such senior debt securities; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the Company and GBLI Holdings with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

•

without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

•

only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

The Company, GBLI Holdings and the trustee may amend or supplement the indenture or waive any provision of the indenture and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, mistake, omission, defect or inconsistency as set forth in an officers’ certificate;

•

to make any change that does not, in our good faith opinion, adversely affect the interests of holders of such debt securities in any material respect, provided that any amendment or supplement conforming the indenture, as applied to a series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which they were initially sold shall be deemed not to adversely affect the interests of holders of such debt securities;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers the Company and GBLI Holdings have under the indenture;

•

to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements of the indenture.

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of debt securities issued hereunder:

•

the failure of the Company and GBLI Holdings to pay interest on any debt securities of such series within 30 days of when due or principal (and premium, if any) of any debt securities of such series when due (including any sinking fund installment);

•

the failure of the Company and GBLI Holdings to perform, or breach of, any covenant, warranty or agreement contained in the debt securities of such series or the indenture relating to such series (other than those relating solely to another series of debt securities) for 60 days after a notice of default; and

•	certain events of bankruptcy, insolvency or reorganization.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The trustee under the indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in the second bullet above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. The Company and GBLI Holdings shall certify to the trustee annually as to whether any default exists.

If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to the Company and GBLI Holdings (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

The indenture will provide that, subject to the duties of the trustee to act with the required standard of care if there is a continuing event of default, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for security or indemnity of the trustee, the holders of a majority in principal amount of the debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series, provided that (1) such direction shall not be in conflict with any rule of law or with the indenture, expose the trustee to personal liability or be unduly prejudicial to the other holders not joining in such direction, and (2) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

New York Law to Govern

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The indenture will provide that the Company, GBLI Holdings and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

Information Concerning the Trustee

The Company and GBLI Holdings may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under the indenture, the trustee is required to transmit a report to all holders if there is any change regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE

CLASS A COMMON SHARES OR PREFERRED SHARES

The following summary sets forth the material terms and provisions of the Class A Common Shares warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between us and a stock warrant agent to be selected at the time of issue.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the preferred shares purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•

the number of shares of Class A Common Shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other material terms of the stock warrants.

The Class A Common Shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc., which we refer to in this prospectus as FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the Class A Common Shares or the preferred shares, as the case may be, a certificate representing the number of Class A Common Shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number and class of Class A Common Shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of Class A Common Shares or preferred shares; and

•	a combination, subdivision or reclassification of Class A Common Shares or preferred shares.

In lieu of adjusting the number of shares of Class A Common Shares or preferred shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of the Company in respect of the stock warrant.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between the Company and a debt warrant agent to be selected at the time of issue.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other material terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE

CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating you to purchase from us, and obligating us to sell to you, a specified number of common shares at a future date or dates. The price per ordinary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the common shares under the stock purchase contracts, either:

•	our debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts and discuss the material U.S. federal income tax considerations related to such stock purchase contracts or stock purchase units. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•

any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, and the sale of the offered securities may be made by us directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold upon the exercise of rights to be granted by us on a pro rata basis to all of our existing security holders of the class of offered securities to which the rights attach. The rights would be issued by us without consideration and may or may not be transferable by the persons receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as our agents to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the Class A Common Shares, which are listed on the Nasdaq Global Select Market, will have no established trading market. We may elect to list any series of offered securities on an exchange and, in the case of the Class A Common Shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we are not obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY with respect to matters of U.S. federal securities laws. The validity of the securities offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements of Global Indemnity Limited appearing in our Annual Report (Form 10-K) for the year ended December 31, 2019 (including schedules appearing therein), and the effectiveness of Global Indemnity Limited’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements (and schedules) are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge at our website (www.global-indemnity.com). Our and the SEC’s web addresses have been included as inactive textual references only. The information contained on those websites is expressly not incorporated by reference into this Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC pursuant to the Securities Act and the Exchange Act are incorporated by reference in this registration statement:

•	GI-Cayman’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 6, 2020;

•	GI-Cayman’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 8, 2020 and August 10, 2020, respectively;

•	GI-Cayman’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2020;

•

GI-Cayman’s Definitive Proxy Statement on Schedule 14A for the Special Court-Ordered Meeting and Extraordinary General Meeting of Holders of Ordinary Shares of GI-Cayman held on August 25, 2020, filed with the SEC on July 23, 2020 (the “Scheme Proxy Statement”);

•	GI-Cayman’s Current Reports on Form 8-K filed with the SEC on February 10, 2020, March 12, 2020, May 29, 2020, June 8, 2020, June 18, 2020, June 23, 2020, July 15, 2020 and August 27, 2020;

•	our Current Report on Form 8-K12B filed with the SEC on August 28, 2020; and

•

the description of GI-Delaware’s Class A Common Shares included in the Scheme Proxy Statement, set forth in the section “Description of Global Indemnity Group, LLC Share Capital,” including any amendment or report filed for the purposes of updating such description, and specifically including the Second Amended and Restated Limited Liability Company Agreement that we filed as Exhibit 3.2 to our Current Report on Form 8-K12B filed with the SEC on August 28, 2020.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the SEC and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information) after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. You may request such documents by contacting us at:

Global Indemnity Group, LLC

Investor Relations

Attn: Thomas M. McGeehan

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004 USA

Telephone: (610) 664-1500

Email: info@global-indemnity.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Other than the SEC registration fee, the following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant, in connection with the issuance and distribution of the securities being registered.

Amount to be Paid
SEC registration fee		$—
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*These fees and expenses are calculated based on the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant has been formed as a Delaware limited liability company.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to the standards and restrictions set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Our Second Amended and Restated Limited Liability Company Agreement (the “GI-Delaware LLC Agreement”) provides that each current or former director (including, for the avoidance of doubt, each Designated Director (as defined in the GI-Delaware LLC Agreement) and executive officer of GI-Delaware (and each current and former director and executive officer of GI-Delaware’s predecessors (including GI-Cayman) (collectively, “Indemnified Persons”) shall be indemnified to the fullest extent permitted by the DLLCA, against all losses (including expenses) incurred by such Indemnified Persons in connection with any claims involving such Indemnified Persons in their capacity as Indemnified Persons (“Indemnified Claims”); provided, that Indemnified Claims will not include claims brought (i) by such Indemnified Person, unless such claim was authorized by the Board of Directors or is brought to enforce such Indemnified Person’s rights to indemnification under the GI-Delaware LLC Agreement, or (ii) by the Company against such Indemnified Person with the prior approval of the board of directors of GI-Delaware. Notwithstanding the foregoing, Indemnified Persons (i) will not be entitled to indemnification for any claim (including Indemnified Claims) if and to the extent that there has been a final, non-appealable determination that such Indemnified Person engaged in Fraud (as defined in the GI-Delaware LLC Agreement) with respect to such claim and (ii) will.be entitled to indemnification with respect to claims brought by or against such Indemnified Persons that are not Indemnified Claims if they are successful on the merits with respect to such claims pursuant to a final, non-appealable determination.

Indemnified Persons will be entitled, under the GI-Delaware LLC Agreement, to advancement of expenses (including attorneys’ fees) in connection with any Indemnified Claims prior to the resolution thereof upon the receipt by GI-Delaware of an undertaking by or on behalf of such Indemnified Persons to repay such amount if it ultimately shall be determined that the Indemnified Persons are not entitled to be indemnified.

ITEM 16.	EXHIBITS.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1**	Indenture, dated as of August 12, 2015, by and between Global Indemnity plc and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 17, 2015).

4.2**	First Supplemental Indenture, dated as of November 7, 2016, by and among Global Indemnity Limited, Global Indemnity plc, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on November 7, 2016).

4.3**	Second Supplemental Indenture, dated as of March 23, 2017, by and among Global Indemnity Limited, Wells Fargo Bank, National Association, and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on March 23, 2017).

4.4**	Third Supplemental Indenture, dated as of April 25, 2018, by and among Global Indemnity Limited, GBLI Holdings, LLC, Wells Fargo Bank, National Association, and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on May 1, 2018).

4.5**	Fourth Supplemental Indenture, dated as of August 28, 2020, by and among Global Indemnity Limited, New CayCo, GBLI Holdings, LLC, Wells Fargo Bank, National Association, and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K12B filed on August 28, 2020).

4.6**	Fifth Supplemental Indenture, dated as of August 28, 2020, by and among New CayCo, the Company, GBLI Holdings, LLC, Wells Fargo Bank, National Association, and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K12B filed on August 28, 2020).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as the Trustee under the Indenture dated as of August 12, 2015 with respect to the debt securities.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank, National Association, as the Trustee under the Indenture dated as of August 12, 2015 with respect to the debt securities.

*	To be filed by amendment or on Form 8-K and incorporated by reference herein in connection with an offering of securities.
**	Previously filed.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10 (a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-225758 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bala Cynwyd, State of Pennsylvania, on this 28th day of August, 2020.

GLOBAL INDEMNITY GROUP, LLC

By:	/s/ Cynthia Y. Valko
Name: Cynthia Y. Valko
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Thomas M. McGeehan and Stephen W. Ries, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-225758 and power of attorney have been signed below by the following persons in the capacities indicated on August 28, 2020.

Signature	Title	Date

/s/ Saul A. Fox	Director and Chairman of the Board of Directors	August 28, 2020
Saul A. Fox

/s/ Cynthia Y. Valko	Chief Executive Officer and Director	August 28, 2020
Cynthia Y. Valko

/s/ James D. Wehr	Director	August 28, 2020
James D. Wehr

/s/ Bruce R. Lederman	Director	August 28, 2020
Bruce R. Lederman

/s/ Jason B. Hurwitz	Director	August 28, 2020
Jason B. Hurwitz

/s/ Michele A. Colucci	Director	August 28, 2020
Michele A. Colucci

/s/ Joseph W. Brown	Director	August 28, 2020
Joseph W. Brown

/s/ Seth J. Gersch	Director	August 28, 2020
Seth J. Gersch

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-225758 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bala Cynwyd, State of Pennsylvania, on this 28th day of August, 2020.

GBLI HOLDINGS, LLC

By:	/s/ Cynthia Y. Valko
Name: Cynthia Y. Valko
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Thomas M. McGeehan and Stephen W. Ries, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

******

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-225758 and power of attorney have been signed below by the following persons in the capacities indicated on August 28, 2020.

Signature	Title	Date

/s/ Saul A. Fox	Director and Chairman of the Board of Directors	August 28, 2020
Saul A. Fox

/s/ Cynthia Y. Valko	Chief Executive Officer and Director	August 28, 2020
Cynthia Y. Valko

/s/ Thomas M. McGeehan	Executive Vice President, Chief Financial Officer and Director	August 28, 2020
Thomas M. McGeehan

/s/ Bruce R. Lederman	Director	August 28, 2020
Bruce R. Lederman

/s/ Jason B. Hurwitz	Director	August 28, 2020
Jason B. Hurwitz

/s/ Michele A. Colucci	Director	August 28, 2020
Michele A. Colucci

/s/ Joseph W. Brown	Director	August 28, 2020
Joseph W. Brown

/s/ Seth J. Gersch	Director	August 28, 2020
Seth J. Gersch

/s/ James D. Wehr	Director	August 28, 2020
James D. Wehr